LEMONADE, INC.
2020 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND
RESTRICTED STOCK UNIT AGREEMENT

Lemonade, Inc., a Delaware corporation (the “Company”), pursuant to its 2020 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) the number of Restricted Stock Units set forth below (the “RSUs”). The RSUs are subject to the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”), the Restricted Stock Unit Agreement attached hereto as Exhibit A including any Appendix thereto (the “Agreement”), the Plan, and the Appendix for Israeli Taxpayers, as adopted by the Company and amended from time to time (the “IL Appendix”), each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Grant Notice and the Agreement. All references to the Plan under this Grant Notice, shall refer to the IL Appendix as well, and the term “Plan” shall include the IL Appendix.

Participant:
Grant Date:
Number of RSUs:
Type of Shares Issuable:	Common Stock
Vesting Schedule:
* The Award granted under this Grant Notice and the Agreement attached hereto shall be deemed as a 102 Capital Gains Track Grant, as set forth in the IL Appendix, and shall be subject to Section 102 of the ITO and any regulations, rules or orders promulgated thereunder all as amended from time to time.
By accepting this Award electronically through the Plan service provider’s online grant acceptance policy, Participant agrees to be bound by the terms and conditions of the Plan, the IL Appendix, the Agreement and the Grant Notice. Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement, and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or the Agreement.

LEMONADE, INC.	PARTICIPANT
By:	By:
Print Name:	Print Name:
Title:

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EXHIBIT A
TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE
RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice.
ARTICLE I.

GENERAL

Section I.1Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan, the IL Appendix or the Grant Notice. For purposes of this Agreement,
(a)“Cessation Date” shall mean the date of Participant’s Termination of Service (regardless of the reason for such termination).
(b)“Company Group” shall mean the Company and its Affiliates.

(c)“Company Group Member” shall mean each member of the Company Group.

(d)“Disability” shall have the meaning ascribed to such term in any relevant employment agreement between Participant and a Company Group Member; provided that, in the absence of such agreement containing such definition, “Disability” shall mean permanent disability or incapacity as determined in accordance with the Company’s disability insurance policy, if such a policy is then in effect, or if no such policy is then in effect, such permanent disability or incapacity shall be determined by the Board in its good faith judgment based upon inability to perform the essential functions of his or her position, with reasonable accommodation by the Company, for a period in excess of 180 days during any period of 365 calendar days.

(e)“Participating Company” shall mean the Company or any of its parents or Subsidiaries.

Section I.2Incorporation of Terms of Plan. Except where this Agreement explicitly states that this Agreement prevails over the Plan, the RSUs and the shares of Common Stock issued to Participant hereunder (“Shares”) are subject to the terms and conditions set forth in this Agreement, the Plan and the IL Appendix, which is incorporated herein by reference. In the event of any inconsistency between the Plan, the IL Appendix and this Agreement, the terms of the Plan and the IL Appendix shall control. All references to the Plan under this Agreement, shall refer to the IL Appendix as well, and the term “Plan” shall include the IL Appendix.

ARTICLE II.

AWARD OF RESTRICTED STOCK UNITS
Section II.1Award of RSUs

(a)In consideration of Participant’s past and/or continued employment with or service to a Participating Company and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company hereby grants to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Section 12.2 of the Plan. The Trustee will hold the RSUs or the Shares to be issued upon vesting of the RSUs for the benefit of the Participant as set forth below.
(b)Each RSU represents the right to receive one Share at the times and subject to the conditions set forth herein. However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.
Section II.2Vesting of RSUs.
(a)Subject to Participant’s continued employment with or service to a Participating Company on each applicable vesting date and subject to the terms of this Agreement, the RSUs shall vest in such amounts and at such times as are set forth in the Grant Notice.
(b)In the event Participant incurs a Termination of Service, except as may be otherwise provided herein or by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all RSUs granted under this Agreement that have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such RSUs that are not so vested shall lapse and expire.
(c)Notwithstanding the Grant Notice or the provisions of Section 2.2(a) and Section 2.2(b), in the event Participant incurs a Termination of Service for Cause or, except as may be otherwise provided by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all RSUs granted under this Agreement (whether or not vested), and Participant’s rights in any such RSUs shall lapse and expire.
Section II.3
    (a)    Distribution or Payment of RSUs. Participant’s RSUs shall be distributed in Shares (either in book-entry form or otherwise) which will be registered in the name of the Trustee, and will be deposited in the Trustee’s account (for the benefit of the Participant) as soon as administratively possible following each applicable vesting date and, in any event, no later than March 15th of the calendar year following the year in which the applicable vesting date occurs. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation.
    (b)    All distributions shall be made by the Company in the form of whole Shares, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the date immediately preceding the date of such distribution.

    (c)    Additional Requirements. In order for the Company to distribute Shares upon the vesting of Participant’s RSUs, Participant hereby agrees to sign any and all documents required by any applicable law (including Section 102) and/or reasonably required by the Administrator and/or the Trustee. Participant further agrees that in the event that the Company and its counsel deem it necessary or advisable, in their sole discretion, the issuance of Shares may be conditioned upon certain representations, warranties, and acknowledgements by Participant.
Section II.4Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, and (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable.
Section II.5Tax. Notwithstanding any other provision of this Agreement:
(a)As set forth in Section 10.2 of the Plan, the Company and or the Trustee shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the Restricted Stock Units. In the event that the Company and/or the Trustee determine that it is required to withhold any tax with respect to the disposition of the Participant’s Shares pursuant to the vesting of RSUs, the Participant undertakes to make all arrangements satisfactory to the Company, any Participating Company and/or the Trustee to enable it to satisfy all withholding requirements, including , but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to Participant, including by deducting any such amount from Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring Participant to pay to the Company or any Participating Company the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the sale of any Shares held by or on behalf of Participant to cover such liability up to the amount required to satisfy minimum statutory withholding requirements. .
(b)In general, taxable income that should be attributed to the Participant as a result of the grant of the RSUs will be tax-free on the date of grant, but will be taxed on the sale of Shares issued upon the vesting of the RSUs or transfer of Shares from the Trustee to the Participant. Upon a sale of Shares, the Trustee will calculate the taxable amount for such transaction and will withhold the applicable tax from the proceeds it receives. The remaining net proceeds after the tax deduction will be wired to the Participant’s personal account.
(c)The Participant will not be entitled to receive the Shares from the Company and the Shares shall not be sold or released from the control of the Trustee prior to the full payments of the Participant’s tax liabilities relating to the RSUs and the Shares.
(d)Any tax consequences arising from the grant or distribution of the RSUs, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, or the Trustee or the Participant), hereunder, shall be borne solely be Participant. Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Trustee, the Company or any other Participating Company takes with respect to any tax withholding obligations that arise in connection with the RSUs. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.
(e)As above mentioned, the receipt of the RSUs and the acquisition of the Shares to be issued upon the vesting of the RSUs may result in tax consequences. PARTICIPANT IS ADVISED TO CONSULT A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING THE RSUS OR DISPOSING OF THE SHARES.
Section II.6Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Only after the Trustee shall release the Shares, in accordance with the terms of the Plan and this Agreement, and such Shares will be registered under the name of the Participant, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.
Section II.7Limitations and Conditions Relating to 102 Capital Gains Track Grant.
(a)The Participant understands and agrees that this RSU Award is granted to him or her in his or her capacity as an Eligible 102 Participant and therefore, is intended to qualify as a 102 Capital Gains Track Award (as such terms are defined in the IL Appendix).
(b)By accepting this RSU Award electronically through the Plan service provider’s online grant acceptance policy, Participant hereby: (i) acknowledges and confirms that he or she is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitations, with respect to the RSUs granted hereunder, their holding by the Trustee in trust for the benefit of the Participant and the tax implications applicable to such grant; and (ii) accepts the RSU Award subject to all of the terms and conditions of the Agreement, the Plan and the IL Appendix.
(c)The RSUs granted to the Participant herein shall be paid in Shares only. In no event shall any of such RSUs be paid in cash, notwithstanding any discretion contained in the Plan, or any provision in the Agreement to the contrary.
(d)The Participant hereby agrees to the provisions of the Trustee engagement form signed between the Company and the Trustee, in the form attached to this Agreement as Schedule A.
(e)The RSU Award shall be deposited with the Trustee for the Participant’s benefit in accordance with the terms of the Plan and the IL Appendix. The Shares resulting from the vesting of such RSU Award shall also be held by the Trustee in its trust account for at least the Required Holding Period.
(f)In order for the grant of this RSU Award to be considered as a 102 Capital Gains Track Grant the Participant must not sell or release from trust any Share received upon the vesting of an RSU and/or any Share received subsequently following any realization of rights until the lapse of the

Required Holding Period. Notwithstanding the above, if any such sale or release occurs during the Required Holding Period, the sanctions and any other adverse tax consequences under Section 102 and under any rules or regulation or orders or procedures promulgated thereunder, shall apply to and shall be borne by the Participant.
(g)In the event that bonus Shares or dividends in the form of additional RSUs or Shares are issued with respect to the Shares held with the Trustee, or as a result of an adjustment made pursuant to the Plan, such RSUs or Shares shall be deposited or controlled by the Trustee, as the case may be, for the benefit of the Participant and the provisions of Section 102 of the ITO shall apply to such RSUs or Shares for all purposes.
ARTICLE III.
OTHER PROVISIONS
Section III.1Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.
Section III.2Obligations to the Company. Participant agrees to comply with the terms and conditions of that certain Proprietary Information, Assignment of Inventions Non-Disclosure and Non-Compete Agreement by and between Participant and the Company, which is incorporated by reference herein, and Participant acknowledges and agrees that the grant of the RSUs shall be in material part in consideration of Participant’s reaffirmation of Participant’s agreement to comply with the covenants set forth therein.
Section III.3RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, the RSUs may be transferred to Permitted Transferees, pursuant to any such conditions and procedures the Administrator may require.
Section III.4Adjustments. The Administrator may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 12.2 of the Plan.

Section III.5Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address or email address reflected on the Company’s records. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or similar foreign entity.
Section III.6Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
Section III.7Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
Section III.8Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement, are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, the ITO, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement, shall be deemed amended to the extent necessary to conform to Applicable Law.
Section III.9Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.
Section III.10Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 4.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
Section III.11Additional Residencies and Citizenships. If the Participant is a citizen or resident of a country other than the one in which the Participant is currently residing and/or working, transfers residency and/or employment after the RSUs are granted, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Participant.
Section III.12No Other Rights. Participant hereby acknowledges that participation in the Plan is voluntary. The value of the RSUs is an extraordinary item of compensation outside the scope of Participant’s normal compensation rights, if any. As such, the RSUs is not part of normal or expected compensation for purposes of calculating any payments due to severance, resignation, redundancy, end of service, bonuses, long-service awards, pensions or retirement benefits or similar payments. The Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the RSUs under the Plan is a one-time benefit and does not create any contractual or other right to receive any other grant of the RSUs or other Awards under the Plan in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the grant, the form of the Award, number of Shares subject to an Award, vesting, and exercise or settlement provisions, as relevant.
Section III.13Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights of any Participating Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (i) expressly provided otherwise in a written agreement between a Participating Company and Participant or (ii) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.
Section III.14Entire Agreement. The Plan (including the IL Appendix), the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
Section III.15Data Privacy and Consent. By accepting the RSUs, the Participant is agreeing to the collection, use and transfer, in electronic or other form, of his/her applicable personal data, by and among the Company, any Participating Company, and the Trustee for the exclusive purpose of implementing, administering and managing his/her participation in the Plan.
Section III.16Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
Section III.17Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs.
Section III.18Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.
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